UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2009, Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”) entered into a First Amendment (the “First Amendment”) to the Agreement for Termination of Lease and Voluntary Surrender of Premises with ARE-SD REGION NO. 24, LLC, a Delaware limited liability company (“Owner”). The First Amendment is made with regard to the Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Termination Agreement”), dated July 21, 2009, by and between Metabasis and Owner. The Termination Agreement was entered into to terminate the Lease Agreement, dated December 21, 2004, by and between Metabasis and Owner, as amended pursuant to a First Amendment to Lease Agreement dated May 16, 2006.

In the Termination Agreement, Metabasis agreed, among other things, to grant Owner the immediate right, title and interest to receipt of payments of amounts equal to 35% of gross revenue earned or proceeds received by Metabasis pursuant to licenses, collaboration arrangements or sales of Metabasis’ existing pipeline of therapeutic programs (“Revenue Payments”) entered into or effected during the period commencing July 1, 2009 and ending September 30, 2010 (the “Period”), provided that, the Revenue Payments in the aggregate shall not exceed $1,500,000, and provided further that both Metabasis and Owner agree that Metabasis shall have no obligation to pay Owner any Revenue Payments until Metabasis has actually received the applicable revenue earned. In the First Amendment, Metabasis and Owner agreed to extend the Period such that the Period will now commence on July 1, 2009 and end on September 30, 2013.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Important Additional Information

On October 26, 2009, Metabasis, entered into an Agreement and Plan of Merger with Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), Moonstone Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Ligand (“Merger Sub”) and David F. Hale as Stockholders’ Representative (as amended, the “Agreement”). The Agreement provides that Merger Sub will be merged with and into Metabasis (the “Merger”), with Metabasis continuing as the surviving corporation and a wholly-owned subsidiary of Ligand.

On November 25, 2009, Ligand filed with the SEC a registration statement on Form S-4 (“Registration Statement”), which included Metabasis’ preliminary proxy statement and other materials relevant to the proposed Merger and related transactions. The definitive proxy statement will be sent or given to the stockholders of Metabasis. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF METABASIS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Metabasis with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to Metabasis’ Investors page on its corporate website at www.mbasis.com or by directing a written request to Metabasis at 11119 North Torrey Pines Road, La Jolla, CA 92037 — Attention: Chief Financial Officer.

Metabasis and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Metabasis stockholders in connection with the Merger. Certain directors and executive officers of Metabasis may have direct or indirect interests in the Merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, compensation for acting as the Stockholders’ Representative, vesting of equity awards, or rights to severance payments in connection with the Merger. Additional information regarding the directors and executive officers of Metabasis and their interests in the Merger is contained in the definitive proxy statement.

Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Metabasis in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2009, and Annual Report on Form 10-K filed with the SEC on March 16, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
10.1	First Amendment to the Agreement for Termination of Lease, dated December 16, 2009, by and between Metabasis Therapeutics, Inc. and ARE-SD REGION NO. 24, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

By:	/s/ TRAN B. NGUYEN, M.B.A.
Tran B. Nguyen, M.B.A. Vice President, Chief Financial Officer and Secretary

Date: December 17, 2009

EXHIBIT INDEX

Number	Description
10.1	First Amendment to the Agreement for Termination of Lease, dated December 16, 2009, by and between Metabasis Therapeutics, Inc. and ARE-SD REGION NO. 24, LLC.